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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
               (DATE OF EARLIEST EVENT REPORTED):  MARCH 19, 1998
                                                 -------------------

                                  FWT, INC.
         ----------------------------------------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   TEXAS                                                          75-1040743
   --------------------------------------------------------------------------
   (STATE OF OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

                       ------------------------------------
                            (COMMISSION FILE NUMBER)


    1901 EAST LOOP 820 SOUTH, FORT WORTH, TEXAS                 76112-7899
    ----------------------------------------------------------------------
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (817) 457-3060
                                                        ----------------

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Item 5.      Other Events

On March 19, 1998, FWT, Inc. ("Company") announced that, for the nine months ended January 31, 1998, it had recorded net income of $4.2 million on sales of $58 million, as compared with net income of $9 million on sales of $49.3 million for the comparable nine month 1997 period. The Company also reported a net loss of $1.1 million for the three months ended January 31, 1998, on sales of $20.7 million. For the comparable 1997 period, net income was $3.6 million on sales of $22.2 million.

The Company also announced that Roy J. Moore had been named Vice Chairman and Douglas A. Standley had been named President and Chief Executive Officer of the Company. Previously, Mr. Moore had served as President and Chief Executive Officer and Mr. Standley had served as Chief Operations Officer and President, Ft. Worth Division, of the Company.

A copy of the press release is filed herewith as Exhibit 99.1.
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Item 7.      Financial Statements and Exhibits

Exhibit 99.1     Press Release, dated March 19, 1998.
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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 24, 1998


                                                        FWT, INC.
                                                     ---------------
                                                       (REGISTRANT)

                               BY:  /s/  DOUGLAS A. STANDLEY
                                    ----------------------------------------
                               NAME:     DOUGLAS A. STANDLEY
                               TITLE:    PRESIDENT AND CHIEF EXECUTIVE OFFICER

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                                 EXHIBIT INDEX


EXHIBIT NO.               DESCRIPTION
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
   99.1                   Press Release, dated March 19, 1998